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                                  EXHIBIT 21.1
                         SUBSIDIARIES OF THE REGISTRANT

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                                                               STATE OR COUNTRY OF
                                                                  INCORPORATION
                                                               -------------------
  1)      Open Market Securities, Inc.                         Massachusetts
          One Wayside Road
          Burlington, Massachusetts

  2)      Open Market UK Limited                               United Kingdom
          Arundell House
          1 Farm Yard, 1st Floor
          Windsor SL4 1QL, UK

  3)      Open Market France SARL                              France
          120 Avenue Charles de Gaulle
          92200 Neuilly Sur
          Seine, France

  4)      Open Market Germany GmbH                             Germany
          Merkurhaus Frankfurt
          Hessenring 121
          61348 Bad Homburg
          Germany

  5)      Open Market Pty Limited                              Australia
          Level 23, HWT Building
          40 City Road
          Southbank
          VIC, Australia

  6)      Open Market Internet Software B.V.                   The Netherlands
          Wegalaan 32
          2132 JC Hoofddorp
          The Netherlands

  7)      Folio Corporation                                    Utah
          One Wayside Road
          Burlington, Massachusetts

  8)      Waypoint Software Corporation                        Massachusetts
          One Wayside Road
          Burlington, Massachusetts

  9)      Open Market Japan KK                                 Japan
          No. 2 Okamotoya Bldg.
          4F 1-22-16 Toranomon, Minato-ku
          Tokyo, Japan

 10)      Open Market Italy s.r.l.                             Italy
          via Leonardo da Vinci
          43 20090 Trezzano sul Naviglio
          Milano, Italy

 11)      ICentral Incorporated                                Utah
          One Wayside Road
          Burlington, Massachusetts
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
                                                               STATE OR COUNTRY OF
                                                                  INCORPORATION
                                                               -------------------
 12)      FutureTense, Inc.                                    Delaware
          One Wayside Road
          Burlington, Massachusetts

 13)      Open Market Singapore PTE LTD                        Singapore
          16 Collyer Quay
          #26-02 Hitachi Tower
          Singapore 049318
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